UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2014

Anacor Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34973	25-1854385
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1020 East Meadow Circle
Palo Alto, CA 94303-4230

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (650) 543-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

On October 9, 2014, Anacor Pharmaceuticals, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) relating to the sale by the Company of $75 million aggregate principal amount of 2.00% Convertible Senior Notes due 2021 (the “Convertible Notes”) in a private offering to qualified institutional buyers that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon Rule 144A under the Securities Act. Under the terms of the Purchase Agreement, the Company also granted the initial purchasers of the Convertible Notes a 30-day option to purchase up to an additional $7.5 million aggregate principal amount of the Convertible Notes, solely to cover over-allotments, if any. In addition, certain funds affiliated with Venrock Associates, one of the Company’s affiliates, have agreed to purchase $8.0 million aggregate principal amount of Convertible Senior Notes due 2021 (the “Venrock Notes”) in a concurrent private placement under the Securities Act.  The Venrock Notes will be sold at the same price, and will constitute part of the same series, as the Convertible Notes. The Company expects the offering of the Convertible Notes to close on October 16, 2014, subject to the satisfaction of customary closing conditions.  The Company also expects the sale of the Venrock Notes to close on October 16, 2014, subject to the closing of the Convertible Notes offering.

On October 9, 2014, the Company issued a press release announcing the pricing of the Convertible Notes and the Venrock Notes. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description
99.1	Press Release issued October 9, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANACOR PHARMACEUTICALS, INC.

By:	/s/ Ryan T. Sullivan
	Name:	Ryan T. Sullivan
	Title:	Senior Vice President and General Counsel

Date: October 9, 2014

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued October 9, 2014

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